Exhibit 3.1

CERTIFICATE OF FORMATION
OF
COLORADO INTERSTATE GAS COMPANY, L.L.C.

This Certificate of Formation of Colorado Interstate Gas Company, L.L.C. (the "LLC") dated as of August 31, 2011, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et. seq.

FIRST:    The name of the LLC formed hereby is:

Colorado Interstate Gas Company, L.L.C.

SECOND:    The address of the registered office of the LLC in the State of Delaware is:

Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

THIRD:    The name and address of the registered agent for service of process on the LLC in the
State of Delaware are:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.

/s/ Stacy J. James
Stacy J. James
Authorized Person